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                                                                     EXHIBIT 8.2

              [BROWN MCCARROLL & OAKS HARTLINE, L.L.P. LETTERHEAD]


                               September 23, 1999




Transition Leasing Management, Inc.
5422 Alpha Road
Suite 100
Dallas, Texas 75240


Attention:      Mr. Ken Lowe, Chief Financial Officer and Secretary


         Re: Transition Auto Finance III, Inc.; Public Offering of Asset-Backed Fixed Rate Notes


Ladies and Gentlemen:

         This firm has served as special counsel to Transition Leasing Management, Inc. ("Transition Leasing"), a Texas corporation, and its wholly-owned subsidiary, Transition Auto Finance III, Inc. (the "Company"), in connection with the Company's registration on Form SB-2 (the "Registration Statement") of up to $20,000,000 of its 11% Secured Notes (the "Notes") pursuant to the Securities Act of 1933, as amended, and certain state securities laws, including the Texas Securities Act. In connection with this registration, you have requested our opinion with respect to the compliance of the Company's intended automobile and motorcycle leasing transactions and activities as set forth in the Prospectus (as hereinafter defined), including its relationships with its parent in connection therewith, with the Texas Motor Vehicle Commission Code, Art. 4413(36), Vernon's Texas Civil Statutes (the "Act"), and the regulations (the "Regulations") promulgated under the provisions of the Act by the Motor Vehicle Board of the Texas Department of Transportation (the "Motor Vehicle Commission").


         A.       DOCUMENTS EXAMINED.

         For purposes of rendering the opinions expressed in his opinion letter, this firm has reviewed, examined, considered and relied upon the following:


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         1.       The Prospectus contained in the Registration Statement (the
                  "Prospectus");

         2. a Certificate (the "Certificate") of an officer of Transition Leasing and the Company certifying as to the description of the Company's intended method of operation; and

         3. such other documents and instruments and other matters of fact and law that this firm had considered necessary or appropriate for the expression of the opinions contained in this opinion letter.


         B.       OPINION.

         Based solely upon our examination and consideration of the foregoing documents and reliance thereon, and subject to the comments, assumptions, limitations, qualifications and exceptions set forth in SECTION C, we are of the opinion that:

         1. The Company's intended automobile and motorcycle leasing transactions and activities as set forth in the Prospectus, including its relationships with Transition Leasing, are not in violation of the Act or the Regulations. In rendering the opinions expressed in this opinion letter, we note particularly that, as described in the Prospectus and the Certificate, (i) the Company has obtained a lessor license from the Commission in accordance with the requirements of the Act and the Regulations, (ii) Transition Leasing has obtained a lease facilitator license from the Commission in accordance with the requirements of the Act and the Regulations, (iii) the Company intends to appoint Transition Leasing as its lease facilitator under the Act; (iv) neither the Company nor Transition Leasing will receive or accept any fees from a dealer with respect to automobile leases; (v) the Company will not pay any fees to any person or entity to solicit or procure automobile or motorcycle leases, except for fees paid to Transition Leasing, its lease facilitator; (vi) the Company's lease contracts will disclose on the face of the contracts that fees are or will be paid to Transition Leasing for the solicitation or procurement of automobile or motorcycle leases, and (vii) the Company and Transition Leasing have complied with the requirements of the Act and the Regulations regarding conducting business as a lessor or lease facilitator, as the case may be, from an established and permanent place of business.

         2. You have raised a question as to whether the affiliated nature of the relationship between Transition Leasing, its proposed lease facilitator, and the Company violates the Act. In responding to this question, we note that, despite the numerous requirements and prohibitions placed on licensed lessors and licensed lease facilitators by the Act and the Regulations, neither the Act nor the Regulations contain any prohibitions against a licensed lessor and a licensed lease facilitator being related or affiliated through direct or indirect ownership or control, or common ownership or control. Based on our reading of the Act and the Regulations and our discussions with the staff of the Texas Motor Vehicle Board of the Texas Department of Transportation, we believe that neither the Act nor the Regulations prohibit a licensed lessor from appointing its parent as its licensed lease facilitator and paying fees to its parent to procure automobile leases as a licensed lease facilitator as long the subject licensed lessor and its parent/licensed lease facilitator satisfy and comply with the requirements of the Act and the Regulations relating to appointment by a licensed lessor of


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                  a licensed lease facilitator and the payment of fees by a
                  licensed lessor to its parent/licensed lease facilitator to procure automobile or motorcycle leases.


         C.       COMMENTS, ASSUMPTIONS, LIMITATIONS, QUALIFICATIONS AND
                  EXCEPTIONS.

         The opinions expressed in SECTION B above are based upon and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

         1. In rendering the opinions set forth in SECTION B above, this firm has assumed that all of the statements made in the documents reviewed by the firm are true, correct and complete, and that none of such documents contain an untrue statement of a material fact or omits a fact necessary to make the statements made not misleading.

         2. This firm has made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished to us, or reviewed by us, in rendering the opinions expressed in SECTION B above.

         3. Although this firm has acted as special counsel to Transition Leasing and to the Company in connection with this matter, the firm's engagement by Transition Leasing and the Company is limited to this matter. Consequently, there may exist matters of a factual or legal nature involving Transition Leasing or the Company in connection with which this firm has not been consulted and has not represented Transition Leasing or the Company.

         4. This opinion letter is limited to the matters stated in this opinion letter and no opinions may be implied or inferred beyond the matters expressly stated in this opinion letter.

         5. The opinions expressed in SECTION B above are as of the date of this opinion letter, and this firm assumes no obligations to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to its attention or any changes in law that may hereafter occur.

         We hereby consent to the filing of his opinion letter as an exhibit to the Company's Registration Statement on Form SB-2 (the "Registration Statement") and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



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         His opinion letter is being delivered to the Company and Transition
Leasing for their sole use and benefit in connection with the Registration Statement and may not be relied upon in any manner by any other person other than as expressly provided in his opinion letter. Except with our prior written consent or as otherwise expressly provided in his opinion letter, the opinions in this opinion letter expressed are not to be used, circulated, quoted or otherwise referred to, in whole or in part, in connection with any transaction other than that contemplated by the Registration Statement, or by or to any other person.

                                       Very truly yours,


                                       BROWN McCARROLL & OAKS HARTLINE, L. L. P.




                                       By:
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